EXHIBIT 32

Officer Certification under 18 USC 1350

We, the undersigned Chief Executive Officer and Chief Financial Officer of AXS-One Inc. (the ‘‘issuer’’), do hereby certify that this Quarterly Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the issuer.

AXS-ONE INC.

Date:   November 14, 2005

/s/   William P. Lyons
  William P. Lyons
  Chief Executive Officer and
  Chairman of the Board

/s/   Joseph Dwyer
  Joseph Dwyer
  Executive Vice President, Chief Financial
  Officer, and Treasurer